Exhibit 99.1
Asana Announces Second Quarter Fiscal 2024 Results

Significant improvement towards profitability year over year
Revenues from customers spending $5,000 or more grew 24% year over year

September 5, 2023 – San Francisco, CA – Asana, Inc. (NYSE: ASAN)(LTSE: ASAN), a leading work management platform, today reported financial results for its second quarter fiscal 2024 ended July 31, 2023.

“Asana’s Q2 results beat expectations on the top and bottom line. Revenue growth was better than our guidance, operating margin improved 37 percentage points, and we posted positive free cash flow,” said Dustin Moskovitz, co-founder and chief executive officer of Asana. “In Q2, we continued to expand our commitments with some of the largest companies in the world across industries including financial services, healthcare & life sciences, retail, media, manufacturing, professional services, among others. More and more, the world’s leading companies are choosing Asana – powered by Asana’s Work Graph® and AI – to drive clarity and accountability, maximize impact, and scale with confidence.”

Second Quarter Fiscal 2024 Financial Highlights

•Revenues: Revenues were $162.5 million, an increase of 20% year over year.
•Operating Loss: GAAP operating loss was $73.4 million, or 45% of revenues, an improvement year over year compared to GAAP operating loss of $111.3 million, or 82% of revenues, in the second quarter of fiscal 2023. Non-GAAP operating loss was $10.4 million, or 6% of revenues, an improvement year over year compared to non-GAAP operating loss of $62.6 million, or 46% of revenues, in the second quarter of fiscal 2023.
•Net Loss: GAAP net loss was $71.4 million, compared to GAAP net loss of $113.0 million in the second quarter of fiscal 2023. GAAP net loss per share was $0.33, compared to GAAP net loss per share of $0.59 in the second quarter of fiscal 2023. Non-GAAP net loss was $8.4 million, compared to non-GAAP net loss of $64.3 million in the second quarter of fiscal 2023. Non-GAAP net loss per share was $0.04, compared to non-GAAP net loss per share of $0.34 in the second quarter of fiscal 2023.
•Cash Flow: Cash flows from operating activities were $20.2 million, compared to negative $41.6 million in the second quarter of fiscal 2023. Free cash flow was $14.6 million, compared to negative $42.3 million in the second quarter of fiscal 2023.

Business Highlights

•The number of customers spending $5,000 or more on an annualized basis in Q2 grew to 20,782, an increase of 15% year over year. Revenues from these customers in Q2 grew 24% year over year.
•The number of customers spending $100,000 or more on an annualized basis in Q2 grew to 553, an increase of 20% year over year.
•Overall dollar-based net retention rate in Q2 was over 105%.
•Dollar-based net retention rate for customers with $5,000 or more in annualized spend in Q2 was over 110%.
•Dollar-based net retention rate for customers with $100,000 or more in annualized spend in Q2 was over 125%.
•Appointed Ed McDonnell to the Asana leadership team as Chief Revenue Officer, responsible for all facets of global revenue and field operations.
•Recognized with a Customers’ Choice Distinction in Gartner® Peer Insights™ for Collaborative Work Management – given to vendors who meet or exceed both the

Exhibit 99.1
market average ‘Overall Experience’ and ‘User Interest and Adoption’ criteria set by the analyst firm.
•Announced intelligent product capabilities that revolutionize how PMO teams drive strategic alignment and build smarter enterprise processes that scale.
•Announced Asana Intelligence, continuing to tailor Asana’s human-centric AI approach to enable organizations to work smarter together.
•Released fiscal 2023 environmental, social, and governance (ESG) report.
•Named to Fortune Great Place to Work 2023 in the top 10 best places to work for Millennials and top 20 in the Bay Area categories.
•Launched Asana for Startups to support early stage, venture backed startups, and ensure they scale successfully.

Financial Outlook

For the third quarter of fiscal 2024, Asana expects:
•Revenues of $163.5 million to $164.5 million, representing year over year growth of 16%.
•Non-GAAP operating loss of $25.0 million to $23.0 million.
•Non-GAAP net loss per share of $0.11 to $0.10, assuming basic and diluted weighted average shares outstanding of approximately 221 million.

For fiscal 2024, Asana expects:
•Revenues of $642.0 million to $648.0 million, representing year over year growth of 17% to 18%.
•Non-GAAP operating loss of $93.0 million to $85.0 million.
•Non-GAAP net loss per share of $0.42 to $0.39, assuming basic and diluted weighted average shares outstanding of approximately 219 million.

These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause Asana’s actual results to materially differ from these forward-looking statements.
A reconciliation of non-GAAP outlook measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. Asana has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its second quarter of fiscal 2024 non-GAAP results included in this press release.

Earnings Conference Call Information

Asana will hold a conference call and live webcast today to discuss these results at 1:30 p.m. Pacific Time. A live webcast and replay will be available on the Asana Investor Relations webpage at: https://investors.asana.com.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about our ability to execute on our current strategies, our technology and brand position, Asana’s outlook for the fiscal quarter ending October 31, 2023 and the full fiscal year ending January 31, 2024, expected benefits of our offerings, Asana’s market position, and potential market opportunities. Forward-looking statements generally relate to future events or Asana’s future financial or operating performance. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terms such as “anticipate,” “expect,” “intend,”

Exhibit 99.1
“plan,” “believe,” “continue,” “could,” “potential,” “may,” “will,” “goal,” or similar expressions and the negatives of those terms. However, not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including factors beyond Asana’s control, that may cause Asana’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: Asana’s ability to achieve future growth and sustain its growth rate, Asana’s ability to attract and retain customers and increase sales to its customers, Asana’s ability to develop and release new products and services and to scale its platform, including the successful integration of artificial intelligence, Asana’s ability to increase adoption of its platform through Asana’s self-service model, Asana’s ability to maintain and grow its relationships with strategic partners, the highly competitive and rapidly evolving market in which Asana participates, Asana’s international expansion strategies, and the impact of the COVID-19 pandemic and broader macroeconomic conditions. Further information on risks that could cause actual results to differ materially from forecasted results are included in Asana’s filings with the SEC, including Asana’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2023 and subsequent filings with the SEC. Any forward-looking statements contained in this press release are based on assumptions that Asana believes to be reasonable as of this date. Except as required by law, Asana assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures

To supplement Asana’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Asana utilizes certain non-GAAP financial measures to assist in understanding and evaluating its core operating performance. In this release, Asana’s non-GAAP gross profit, gross margin, operating expenses, operating expenses as a percentage of revenue, operating loss, operating margin, net loss, net loss per share, and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. These non-GAAP financial measures, which may be different from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of Asana’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures which can be found in the accompanying financial statements included with this press release.

Asana is presenting these non-GAAP financial measures because it believes that these non-GAAP financial measures provide useful information about its financial performance, enhance the overall understanding of Asana’s past performance and future prospects, facilitate period-to-period comparisons of operations against other companies in Asana’s industry, and allow for greater transparency with respect to important metrics used by Asana’s management for financial and operational decision-making.

Asana believes excluding the following items from its non-GAAP financial measures is useful to investors and others in assessing Asana’s operating performance due to the following factors:

•Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses to better understand the long-term performance of Asana’s core business and to facilitate comparison of its results to those of peer companies.

Exhibit 99.1
•Employer payroll tax associated with RSUs. The amount of employer payroll tax-related items on employee stock transactions is dependent on Asana’s stock price and other factors that are beyond its control and that do not correlate to the operation of the business.
•Non-cash and non-recurring expenses. Non-cash expenses include charges for impairment of long-lived assets. Non-recurring expenses include costs related to restructuring. Asana believes the exclusion of certain non-cash and non-recurring items provides useful supplemental information to investors and facilitates the analysis of its operating results and comparison of operating results across reporting periods.

There are a number of limitations related to the use of non-GAAP financial measures as compared to GAAP financial measures, including that the non-GAAP financial measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in Asana’s business and an important part of its compensation strategy.

In addition to the non-GAAP financial measures outlined above, Asana also uses the non-GAAP financial measure of free cash flow, which is defined as net cash from operating activities less cash used for purchases of property and equipment and capitalized internal-use software costs, plus non-recurring expenditures such as capital expenditures from the purchases of property and equipment associated with the build-out of Asana’s corporate headquarters and costs related to restructuring. Asana believes free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in its business and to make acquisitions. Asana believes that free cash flow is useful to investors as a liquidity measure because it measures Asana’s ability to generate or use cash. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

Definitions of Business Metrics

Customers spending over $5,000 and $100,000 on an annualized basis

We define customers spending over $5,000 and $100,000 as those organizations on a paid subscription plan that had $5,000 or more, or $100,000 or more in annualized GAAP revenues in a given quarter, respectively, inclusive of discounts.

Dollar-based net retention rate

Asana’s reported dollar-based net retention rate equals the simple arithmetic average of its quarterly dollar-based net retention rate for the four quarters ending with the most recent fiscal quarter. Asana calculates its dollar-based net retention rate by comparing its revenues from the same set of customers in a given quarter, relative to the comparable prior-year period. To calculate Asana’s dollar-based net retention rate for a given quarter, Asana starts with the revenues in that quarter from customers that generated revenues in the same quarter of the prior year. Asana then divides that amount by the revenues attributable to that same group of customers in the prior-year quarter. Current period revenues include any upsells and are net of contraction or attrition over the trailing 12 months, but exclude revenues from new customers in the current period. Asana expects its dollar-based net retention rate to fluctuate in future periods due to a number of factors, including the expected growth of its revenue base, the level of penetration within its customer base, and its ability to retain its customers.

Exhibit 99.1
About Asana

Asana empowers organizations to work smarter. Headquartered in San Francisco, CA, Asana has 139K+ paying customers, and millions of users in 200+ countries and territories. Global customers such as Amazon, Accenture, Roche, and T-Mobile rely on Asana to manage everything from goal setting and tracking to capacity planning, product launches, and employee onboarding. For more information, visit www.asana.com.
Disclosure of Material Information
Asana announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of Asana’s website at https://investors.asana.com. Asana uses these channels, as well as social media, including its X (formerly Twitter) account (@asana), its blog (blog.asana.com), its LinkedIn page (www.linkedin.com/company/asana), its Instagram account (@asana), its Facebook page (www.facebook.com/asana/), and Threads profiles (@asana and @moskov), to communicate with investors and the public about Asana, its products and services and other matters. Therefore, Asana encourages investors, the media and others interested in Asana to review the information it makes public in these locations, as such information could be deemed to be material information.

Catherine Buan
Asana Investor Relations
ir@asana.com

Marianne Ridgeway
Asana Corporate Communications
press@asana.com

Exhibit 99.1
ASANA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Revenues	$162,455	$134,896	$314,866	$255,542
Cost of revenues(1)	16,232	13,756	31,079	26,194
Gross profit	146,223	121,140	283,787	229,348
Operating expenses:
Research and development(1)	84,371	75,233	160,687	140,438
Sales and marketing(1)	96,448	110,392	189,685	206,515
General and administrative(1)	38,787	46,787	72,043	89,899
Total operating expenses	219,606	232,412	422,415	436,852
Loss from operations	(73,383)	(111,272)	(138,628)	(207,504)
Interest income and other income (expense), net	4,165	(164)	9,831	(1,510)
Interest expense	(968)	(311)	(1,935)	(668)
Loss before provision for income taxes	(70,186)	(111,747)	(130,732)	(209,682)
Provision for income taxes	1,228	1,222	2,150	2,155
Net loss	$(71,414)	$(112,969)	$(132,882)	$(211,837)
Net loss per share:
Basic and diluted	$(0.33)	$(0.59)	$(0.61)	$(1.11)
Weighted-average shares used in calculating net loss per share:
Basic and diluted	219,004	191,352	217,730	190,486
_______________
(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Cost of revenues	$442	$418	$764	$739
Research and development	31,047	24,447	54,544	45,576
Sales and marketing	16,321	15,521	27,854	28,010
General and administrative	8,395	7,548	14,541	13,518
Total stock-based compensation expense	$56,205	$47,934	$97,703	$87,843

ASANA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	July 31, 2023	January 31, 2023
Assets
Current assets
Cash and cash equivalents	$413,697	$526,563
Marketable securities	123,809	2,739
Accounts receivable, net	66,330	82,363
Prepaid expenses and other current assets	47,230	48,726
Total current assets	651,066	660,391
Property and equipment, net	97,938	94,984
Operating lease right-of-use assets	185,112	176,189
Other assets	22,291	23,399
Total assets	$956,407	$954,963
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,188	$7,554
Accrued expenses and other current liabilities	67,472	83,488
Deferred revenue, current	254,905	226,443
Operating lease liabilities, current	16,246	14,831
Total current liabilities	343,811	332,316
Term loan, net	45,469	46,696
Deferred revenue, noncurrent	6,230	7,156
Operating lease liabilities, noncurrent	223,275	210,012
Other liabilities	3,369	2,209
Total liabilities	622,154	598,389
Stockholders’ equity
Common stock	2	2
Additional paid-in capital	1,706,006	1,595,001
Accumulated other comprehensive loss	(1,317)	(873)
Accumulated deficit	(1,370,438)	(1,237,556)
Total stockholders’ equity	334,253	356,574
Total liabilities and stockholders’ equity	$956,407	$954,963

ASANA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Cash flows from operating activities
Net loss	$(71,414)	$(112,969)	$(132,882)	$(211,837)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Allowance for expected credit losses	652	733	1,389	1,360
Depreciation and amortization	3,588	3,199	6,876	6,303
Amortization of deferred contract acquisition costs	5,432	3,527	10,303	6,572
Stock-based compensation expense	56,205	47,934	97,703	87,843
Net amortization (accretion) of premium (discount) on marketable securities	(488)	2	(932)	57
Non-cash lease expense	4,781	3,729	10,044	7,368
Impairment of long-lived assets	5,009	—	5,009	—
Amortization of discount on revolving credit facility and term loan issuance costs	30	4	60	8
Changes in operating assets and liabilities:
Accounts receivable	31,910	13,734	14,658	5,203
Prepaid expenses and other current assets	(4,432)	(15,899)	(9,057)	(27,702)
Other assets	467	173	1,348	(2,023)
Accounts payable	(3,231)	(6,150)	(3,245)	(1,469)
Accrued expenses and other liabilities	(800)	15,692	(14,217)	16,483
Deferred revenue	(2,814)	8,148	27,536	35,949
Operating lease liabilities	(4,663)	(3,505)	(8,954)	(6,896)
Net cash provided by (used in) operating activities	20,232	(41,648)	5,639	(82,781)
Cash flows from investing activities
Purchases of marketable securities	—	(25,664)	(139,294)	(72,218)
Maturities of marketable securities	16,526	20,309	18,141	55,890
Purchases of property and equipment	(4,100)	(635)	(5,966)	(1,683)
Capitalized internal-use software costs	(1,527)	—	(2,348)	(70)
Net cash provided by (used in) investing activities	10,899	(5,990)	(129,467)	(18,081)
Cash flows from financing activities
Repayment of term loan	(1,250)	(1,000)	(1,875)	(1,667)
Repurchases of common stock	—	(2)	—	(2)
Proceeds from exercise of stock options	1,275	1,419	3,073	3,647
Proceeds from employee stock purchase plan	—	—	8,558	9,156
Taxes paid related to net share settlement of equity awards	(7)	—	(7)	—
Net cash provided by financing activities	18	417	9,749	11,134
Effect of foreign exchange rates on cash, cash equivalents, and restricted cash	314	(150)	1,213	(718)
Net increase (decrease) in cash, cash equivalents, and restricted cash	31,463	(47,371)	(112,866)	(90,446)
Cash, cash equivalents, and restricted cash
Beginning of period	382,234	197,328	526,563	240,403
End of period	$413,697	$149,957	$413,697	$149,957

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(in thousands, except percentages)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Reconciliation of gross profit and gross margin
GAAP gross profit	$146,223	$121,140	$283,787	$229,348
Plus: stock-based compensation and related employer payroll tax associated with RSUs	456	424	791	756
Non-GAAP gross profit	$146,679	$121,564	$284,578	$230,104
GAAP gross margin	90.0%	89.8%	90.1%	89.7%
Non-GAAP adjustments	0.3%	0.3%	0.3%	0.3%
Non-GAAP gross margin	90.3%	90.1%	90.4%	90.0%
Reconciliation of operating expenses
GAAP research and development	$84,371	$75,233	$160,687	$140,438
Less: stock-based compensation and related employer payroll tax associated with RSUs	(32,078)	(24,842)	(56,628)	(46,923)
Non-GAAP research and development	$52,293	$50,391	$104,059	$93,515
GAAP research and development as percentage of revenue	51.9%	55.8%	51.0%	55.0%
Non-GAAP research and development as percentage of revenue	32.2%	37.4%	33.0%	36.6%

GAAP sales and marketing	$96,448	$110,392	$189,685	$206,515
Less: stock-based compensation and related employer payroll tax associated with RSUs	(16,809)	(15,710)	(28,693)	(28,559)
Less: restructuring costs	—	—	173	—
Non-GAAP sales and marketing	$79,639	$94,682	$161,165	$177,956
GAAP sales and marketing as percentage of revenue	59.4%	81.8%	60.2%	80.8%
Non-GAAP sales and marketing as percentage of revenue	49.0%	70.2%	51.2%	69.6%

GAAP general and administrative	$38,787	$46,787	$72,043	$89,899
Less: stock-based compensation and related employer payroll tax associated with RSUs	(8,666)	(7,669)	(15,015)	(13,923)
Less: impairment of long-lived assets	(5,009)	—	(5,009)	—
Less: restructuring costs	—	—	(26)	—
Non-GAAP general and administrative	$25,112	$39,118	$51,993	$75,976
GAAP general and administrative as percentage of revenue	23.9%	34.7%	22.9%	35.2%
Non-GAAP general and administrative as percentage of revenue	15.5%	29.0%	16.5%	29.7%
Reconciliation of operating loss and operating margin
GAAP loss from operations	$(73,383)	$(111,272)	$(138,628)	$(207,504)
Plus: stock-based compensation and related employer payroll tax associated with RSUs	58,009	48,645	101,127	90,161
Plus: impairment of long-lived assets	5,009	—	5,009	—
Plus: restructuring costs	—	—	(147)	—
Non-GAAP loss from operations	$(10,365)	$(62,627)	$(32,639)	$(117,343)
GAAP operating margin	(45.2)%	(82.5)%	(44.0)%	(81.2)%
Non-GAAP adjustments	38.8%	36.1%	33.6%	35.3%
Non-GAAP operating margin	(6.4)%	(46.4)%	(10.4)%	(45.9)%

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Reconciliation of net loss
GAAP net loss	$(71,414)	$(112,969)	$(132,882)	$(211,837)
Plus: stock-based compensation and related employer payroll tax associated with RSUs	58,009	48,645	101,127	90,161
Plus: impairment of long-lived assets	5,009	—	5,009	—
Plus: restructuring costs	—	—	(147)	—
Non-GAAP net loss	$(8,396)	$(64,324)	$(26,893)	$(121,676)
Reconciliation of net loss per share
GAAP net loss per share, basic	$(0.33)	$(0.59)	$(0.61)	$(1.11)
Non-GAAP adjustments to net loss	0.29	0.25	0.48	0.47
Non-GAAP net loss per share, basic	$(0.04)	$(0.34)	$(0.13)	$(0.64)
Weighted-average shares used in GAAP and non-GAAP per share calculation, basic and diluted	219,004	191,352	217,730	190,486

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Computation of free cash flow
Net cash provided by (used in) investing activities	$10,899	$(5,990)	$(129,467)	$(18,081)
Net cash provided by financing activities	$18	$417	$9,749	$11,134
Net cash provided by (used in) operating activities	$20,232	$(41,648)	$5,639	$(82,781)
Less: purchases of property and equipment	(4,100)	(635)	(5,966)	(1,683)
Less: capitalized internal-use software costs	(1,527)	—	(2,348)	(70)
Plus: restructuring costs paid	—	—	707	—
Plus: purchases of property and equipment from build-out of corporate headquarters	—	—	—	2
Free cash flow	$14,605	$(42,283)	$(1,968)	$(84,532)